Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Announces Meeting Date for FDA Advisory Committee to Address

sNDA for Five-Day Treatment of Acute Bacterial Sinusitis with FACTIVE Tablets

Waltham, MA, June 28, 2006 – The U.S. Food and Drug Administration (FDA) has informed Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) that the FDA’s Anti-Infective Drugs Advisory Committee will review the supplemental New Drug Application (sNDA) for FACTIVE® (gemifloxacin mesylate) tablets for the treatment of acute bacterial sinusitis (ABS) on September 12, 2006. The meeting will take place at the Hilton Gaithersburg Hotel, Salons A, B, and C, 620 Perry Parkway, Gaithersburg, Maryland. Additional details will be available in the Federal Register in the coming weeks.

The ABS sNDA seeks approval for the treatment of this infection with FACTIVE in a five-day treatment regimen. The sNDA contains data from five Phase III trials involving more than 1,800 patients receiving FACTIVE and 500 patients receiving a comparator. Of the 1,800 patients in the studies, more than 1,100 received FACTIVE for five days of treatment. The filing also includes safety data gathered from the post-marketing surveillance of FACTIVE since launch in September 2004 for the treatment of mild to moderate community-acquired pneumonia and acute bacterial exacerbations of chronic bronchitis.

The sNDA for the ABS indication was submitted in November 2005. The FDA notified the Company of its refusal to file the application in January of this year. After discussions with the FDA, and at the Company’s request, the FDA filed the sNDA over protest. The FDA has set an action date for making a decision on the ABS sNDA of December 15, 2006.

Separately, an sNDA for the potential five-day treatment of community-acquired pneumonia of mild to moderate severity by FACTIVE is pending and the FDA has set an action date of September 21, 2006 for that application. FACTIVE is currently approved for the seven-day treatment of mild to moderate community-acquired pneumonia and the five-day treatment of acute bacterial exacerbations of chronic bronchitis.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

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Advisory Committee Announce

June 28, 2006

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the scheduling of an FDA Advisory Committee meeting to consider our New Drug Application for FACTIVE for the treatment of ABS and the availability of additional information, the scheduled date for action by the FDA on our pending New Drug Application, the advancement of the commercialization of FACTIVE and TESTIM, and the pursuit of company milestones, including initiating the Ramoplanin Phase III clinical development program and securing additional marketed products through licensing, acquisition or co-promotion. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) whether we will be able to expand the indications for which FACTIVE is approve; (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (iii) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable sublicensing terms; (iv) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; and (v) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.